Marcum llp / 525 Okeechobee Boulevard  /  Suite 750  /  West Palm Beach, FL 33401  /  Phone 561.653.7300 / marcumllp.com March 29, 2024 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by Trulieve Cannabis Corp. under Item 4.01 of its Form 8-K dated March 25, 2024. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Trulieve Cannabis Corp. contained therein. Very truly yours, Marcum LLP